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                    SECOND AMENDMENT TO EMPLOYMENT AGREEMENT


This Second Amendment to Employment Agreement is made and entered into as of January 7, 2000, by and between PriceSmart, Inc., a Delaware Corporation ("Employer") and Gilbert A. Partida ("Executive").


                                    RECITALS

         A) On December 15, 1997, an Employment Agreement was made and entered into by and between Employer and Executive.

         B) Effective as of January 12, 1999 said Employment Agreement was amended, to provide that the base salary under said Employment Agreement is increased, from $225,000 to $275,000.

         C) Employer and Executive now desire to further amend the Employment Agreement, as set forth hereinbelow:


                                    AGREEMENT

         1.  Section 3.1 of the Agreement, which currently provides:

                      3.1 TERM. The term of Executive's employment hereunder
             shall commence on January 12, 1998 and shall continue until January 11, 2000 unless sooner terminated or extended as hereinafter provided (the "Employment Term").


         is hereby amended, effective as of January 10, 2000, to provide as follows:

                      3.1 TERM. The term of Executive's employment hereunder
             shall commence on January 12, 1998 and shall continue until January 11, 2003 unless sooner terminated or extended as hereinafter provided (the "Employment Term").


         2.  Section 4.1 of the Employment Agreement, which currently provides:

                      4.1 BENEFITS UPON TERMINATION. Upon termination of this
             Agreement under Section 3.3 (Early Termination by Executive),
             Section 3.4 (Termination for Cause) or Section 3.5 (Termination Due to Death or Disability), all salary and benefits of Executive hereunder shall cease immediately. Upon termination of this Agreement by Employer for any reason other than those set forth in
             Section 3.4 or Section 3.5, Executive shall be entitled to continuation of Executive's base salary for one (1) year, payable in equal installments in conformity with Employer's normal payroll period. If this Agreement is not terminated, then, upon expiration of the

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             Employment Term, and if Executive's employment by Employer does not thereafter continue upon mutually agreeable terms, Executive shall be entitled to continuation of Executive's base salary for one (1) year, payable in equal installments in conformity with Employer's normal payroll period; provided, however, that Employer's obligation to pay such installments after expiration of the Employment Term shall cease concurrently with Executive having commenced comparable employment with, or Executive receiving comparable compensation from, another employer. During the period of this severance pay, Executive shall cooperate with Employer in providing for the orderly transition of Executive's duties and responsibilities to other individuals, as reasonably requested by Employer.


         is hereby amended, effective as of January 10, 2000, to provide as follows:

                   4.1 BENEFITS UPON TERMINATION. Upon termination of this
             Agreement under Section 3.3 (Early Termination by Executive),
             Section 3.4 (Termination for Cause) or Section 3.5 (Termination Due to Death or Disability), all salary and benefits of Executive hereunder shall cease immediately. Upon termination of this Agreement by Employer for any reason other than those set forth in
             Section 3.4 or Section 3.5, Executive shall thereafter be entitled to continuation of Executive's base salary through the period ending January 11, 2003, payable in equal installments in conformity with Employer's normal payroll schedule; provided, however, that Employer's obligation to pay such installments after such termination shall be reduced by the amount of the employment compensation (if any) received by Executive from a subsequent employer of Executive during said period. During the period of this severance pay, Executive shall cooperate with Employer in providing for the orderly transition of Executive's duties and responsibilities to other individuals, as reasonably requested by Employer.

         3. All other terms of the Employment Agreement (as amended as of January 12, 1999) shall remain unaltered and fully effective.


         Executed in San Diego, California, as of the date first written above.


         EXECUTIVE                              EMPLOYER

                                                PriceSmart, Inc.

         Gilbert A. Partida                     By: /s/ Robert M. Gans

         /s/ Gilbert A. Partida                 Name: Robert M. Gans

                                                Its: Executive Vice President